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                                                                   Exhibit 10.20

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made to be effective as of the 17th day of July, 2002 (the "Amendment Effective Date"), between TIMCO AVIATION SERVICES, INC., a Delaware corporation, formerly known as Aviation Sales Company ("Landlord") and KELLSTROM INDUSTRIES, INC., a Delaware corporation ("Tenant").

                                 R E C I T A L S

     WHEREAS, Landlord and Tenant executed that certain Lease dated December 1, 2000 (the "Lease"), for certain property located at 3701 Flamingo Road, Miramar, Broward County, Florida, and being more particularly described therein; and

     WHEREAS, Landlord has, prior to the Amendment Effective Date, assigned, transferred and conveyed to a third party the property located at 3601 Flamingo Road, Miramar, Broward County, Florida (the "Adjoining Property"), and heretofore owned by Landlord; and

     WHEREAS, the parties have agreed to amend the Lease to change the Term, Minimum Rental and certain other provisions of the Lease identified below; and

     NOW, THEREFORE, based upon the foregoing mutual premises and the sum of Ten Dollars ($10.00), the adequacy, sufficiency and receipt of which are hereby acknowledged, it is agreed as follows:

     1. Defined Terms. Capitalized terms in this Amendment shall have the same meaning as such capitalized terms have in the Lease, unless otherwise noted in this Amendment.

     2. Term. All of Paragraph 2 of the Lease is hereby deleted and replaced by the following:

     The term of this Lease shall be for a period commencing on December 1, 2000 and terminating on the twentieth (20th) anniversary of the Amendment Effective Date, plus the number of days necessary to end the term on the last day of a calendar month or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having or asserting jurisdiction and all departments, commissions, boards and officers thereof (hereinafter collectively referred to as the "Laws").

     3. Minimum Rental. Schedule "B" to the Lease is hereby deleted and replaced by the Schedule "B" attached hereto and made a part hereof. Notwithstanding the foregoing, the Schedule "B" to the Lease in effect as of December 1, 2000 shall remain effective for periods prior to the Amendment Effective Date.

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     4. Options to Terminate. Provided that Tenant is not in default under the
Lease beyond any applicable grace period at the time that Tenant exercises its termination option, Tenant shall have the one-time right and option to terminate this Lease effective as of the end of the seventh (7th) Lease Year after the Amendment Effective Date (the "Termination Date") only and strictly upon the following terms and conditions:

     To exercise its option to terminate, Tenant shall give Landlord written notice (in accordance with Section 32(a) of the Lease) of Tenant's unqualified, irrevocable exercise of the option to terminate the Lease not less than twelve
(12) months prior to the Termination Date.

     If Tenant elects to exercise its termination option, Tenant shall be responsible for all Lease obligations up to the Termination Date, at which time Tenant shall deliver the Leased Premises to Landlord in accordance with the terms and provisions of Section 22 of the Lease, and upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises. Thereafter, neither party shall have any further rights or obligations to the other except to the extent that any provisions of this Lease specifically provide that they are intended to survive termination and for any Lease obligation, including but not limited to any accrued but unpaid rent, not satisfied prior to the Termination Date.

     5. Notice. The address for Notice to Landlord under paragraph 32(a)(i) of the Lease is amended to be:

                        Aviation Sales Company
                        623 Radar Road
                        Greensboro, North Carolina 27410
                        Attn: Roy T. Rimmer, Jr.
                        Chairman / Chief Executive Officer

                        With a copy to:

                        Boyar & Miller
                        4265 San Felipe, Suite 1200
                        Houston, Texas 77027
                        Attn: Patrick Hayes

     6. Authority. The parties warrant and represent to each other that each has full right and authority to enter into this Amendment, and that the person signing the Amendment on behalf of each party is duly authorized by all necessary corporate and legal action to do so.

     7. No Brokers. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Amendment and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Amendment alleging an agreement by Landlord or Tenant, as the case may be.

     8. Multiple Originals; Facsimile. This Amendment may be executed in any number of separate counterparts, each of which will be deemed to be an original, but all of which together

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shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes hereof.

     9. Binding Effect. This Amendment will inure to the benefit of, and be binding upon, the respective successors and the permitted assigns of the parties hereto.

     10. Miscellaneous. The Lease is hereby amended to effectuate the intent of this Amendment. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof.

     11. No Other Amendments. Except as otherwise specifically amended by this Amendment, all of the terms of the Lease shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

     12. Lease Year. For purposes of this Amendment, the definition of the term "Lease Year" in Section 35 of the Lease shall be changed, for the period from and after the Amendment Effective Date, to mean each successive twelve (12) month period during the term of this Lease commencing on the Amendment Effective Date.

     13. Time. Time is of the essence in all matters pertaining to the performance of this Amendment and the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

WITNESSES:                              TENANT:

                                        KELLSTROM INDUSTRIES, INC., a
                                        Delaware corporation



/s/                                     By: /s/
---------------------------------          ------------------------------------
Signature of Witness                       Name:_______________________________
/s/                                        Its:________________________________
---------------------------------
Printed Name of Witness

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                                        LANDLORD:

                                        TIMCO AVIATION SERVICES, INC., a
                                        Delaware corporation



/s/                                     By: /s/
---------------------------------          ------------------------------------
Signature of Witness                       Name:_______________________________
/s/                                        Its:________________________________
---------------------------------
Printed Name of Witness

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                                   SCHEDULE B
                                 MINIMUM RENTAL


             Lease Year after                   Monthly Minimum Rental
        Amendment Effective Date

        1 through 5                     $229,167.00 ($2,750,000.00 per Annum)
        6 through 10                    $250,000.00 ($3,000,000.00 per Annum)
        11 through 15                   Fair Market Rental as determined below
        16 through 20                   Fair Market Rental as determined below

COST OF LIVING BASE RENT INCREASES. Landlord and Tenant mutually agree that for each Lease Year of this Lease other than the Lease Year immediately following the Amendment Effective Date and the Lease Years commencing on Lease Years 6, 11 and 16 of the Term of this Lease (collectively, the Designated Rent Increase Years or individually, a Designated Rent Increase Year), the Minimum Rental stated herein shall be adjusted on the basis of any increase in the cost of living as reported in the Consumer Price Index, All Items and Major Group Figures for all Urban Consumers (1967 = 100) (the "Index") published by the Bureau of Labor Statistics (the "Bureau") of the United States Department of Labor, between the level in effect i) two months prior to the Amendment Effective Date, or ii) two months prior to the commencement date of the Designated Rent Increase Years, which ever year immediately precedes the year of the adjustment (the "Base Level") and a level in effect two months before the first day of the Lease Year that is subject to an adjustment hereunder (for each such year, the "Adjustment Level"). The Annual Adjusted Minimum Rental (the "Adjusted Minimum Rental") for each Lease Year of this Lease other than the initial Lease Year following the Amendment Effective Date and the Designated Rent Increase Years of the Term of this Lease shall be computed by multiplying the Minimum Rental for the initial Year of this Lease following the Amendment Effective Date or the Minimum Rental charged in the Designated Rent Increase Years of the Term as adjusted on this Schedule "B", which ever year is immediately prior to the year of the adjustment, by a fraction, the numerator of which shall be the Adjustment Level, and the denominator of which shall be the Base Level. Stated as a mathematical formula, the Adjusted Minimum Rental shall be computed as follows:

                                   Adjusted Minimum Rental =

         Adjustment Level
               Base Level          x    Minimum Rental (for the initial Year
                                        following the Amendment Effective Date
                                        or for the respective Designated Rent
                                        Increase Year, whichever is immediately
                                        prior to the year of the adjustment)

In no event shall the annual Adjusted Minimum Rental for any Lease Year computed in the above manner exceed three percent (3%) of the prior year's Minimum Rental or Adjusted Minimum Rental as the case may be. If the annual Adjusted Minimum Rental for a Lease Year

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would exceed 3% of the prior year's rent, then, the annual Adjusted Minimum
Rental for the new year shall be the amount that is equal to one hundred and three percent (103%) of the prior year's annual Minimum Rental or Adjusted Minimum Rental.

If the annual Adjusted Minimum Rental for any Lease Year computed in the above manner shall be less than the annual Adjusted Minimum Rental for the immediately preceding Lease Year, the annual Adjusted Minimum Rental for the Lease Year in question shall be the annual Adjusted Minimum Rental for the immediately preceding Lease Year. In no event shall the annual Adjusted Minimum Rental be less than the preceding Lease Year's annual Minimum Rental or annual Adjusted Minimum Rental as the case may be.

If the compilation and/or publication of the Index shall be transferred to any other department, bureau or agency of the United States government, or if the Bureau shall adopt a successor Index, the index published by such successor department, bureau or agency shall be adopted and used as a standard for computing adjustments to the Minimum Rental. As soon as possible after publication of all statistics necessary for calculation of the annual Adjusted Minimum Rental applicable to any year of this Lease after the first year of the amended Term of this Lease as provided herein, Landlord shall compute the amount of annual Adjusted Minimum Rental to be paid by Tenant during such Lease Year and shall notify Tenant thereof in writing, setting forth the manner in, and statistics upon, which the annual Adjusted Minimum Rental was computed. If the amount of the annual Adjusted Minimum Rental payable during any Lease Year has not or cannot be computed by the due date of the first installment thereof, Tenant shall continue to pay monthly installments of Minimum Rent at the rate applicable during the preceding Lease Year until the amount of the new installments have been computed. If the new installments shall be greater than the installments due during the preceding Lease Year, Tenant shall pay the deficiency with the installments next maturing.

DETERMINATION OF FAIR MARKET RENTAL RATE. If, within one hundred fifty (150) days prior to the start of Lease Years 11 or 16, Landlord and Tenant are unable to agree in writing upon the prevailing fair market rental rate to apply during Lease Years 11 or 16, the fair market rental rate applicable to such Lease Years 11 or 16 shall be determined through arbitration as follows. The fair market rental rate agreed upon by the Landlord and Tenant for Lease Years 11 and 16, or as determined below for those two Lease Years, shall be the Minimum Rental for the five (5) year period immediately following the commencement of Lease Years 11 and 16 respectively except as such may be modified by the cost of living base rent increases identified above.

The Landlord and Tenant shall attempt to agree upon a single appraiser to make such determination within thirty (30) days after a demand for arbitration has been made by either the Tenant or Landlord. If the Tenant and Landlord are unable to agree upon a single arbitrator within such thirty (30) day period, then the parry giving the notice of demand for arbitration shall give notice to the other of a person selected to act as appraiser on its behalf. Within ten
(10) days after such notice, the Tenant (or Landlord, as the case may be) shall by notice to the Landlord (or the Tenant, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising warehouse facilities (or reasonably similar facilities), shall, within forty-five (45) days after the

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date of the notice appointing the first appraiser, proceed to appraise the relevant facility to determine the fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within the later to occur of 10 business days following delivery of such appraisal to the other party or fifty
(50) days after the making of Landlord's or the Tenant's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the fair market rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market rental, whichever is earlier, either the Tenant or Landlord may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon the Tenant and Landlord as the fair market rental of the Facility. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. The Tenant and Landlord shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the third appraiser and one-half (1/2) of all other costs and expenses incurred in connection with each appraisal.

In the event this Lease is modified to provide for renewal terms that include the determination of Basic Rental through the process described above, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right in its discretion to revoke its exercise to renew the Term of the Lease by delivering written notice of such revocation to Landlord by the date that is no later than ten (10) days after the final determination of the rental rate applicable to such renewal period; provided, however, that any such revocation shall not release Tenant of its obligation to pay its share of expenses incurred in connection with the determination of the applicable rental rate.

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